Exhibit A(11)

                                                                   Exhibit A(ll)

XXX XXX XXX                                  PRUCO LIFE INSURANCE COMPANY
                                             PRUCO LIFE SERVICE OFFICE
XXXXXXXXXXXXXXXXXXXXXXXXXXX                  P.O. BOX 2925, PHOENIX, AZ 85062

XXXXXXXXXXXXXXXXXXXXXXXXXXX                  FOR INSURANCE SERVICE CONTACT YOUR
XXXXXXXXXXXXXXXXXXXXXXXXXXX                  REPRESENTATIVE.
XXXXXXXXXXXXXXXXXXXXXXXXXXX
                                             X - XXXX (REGION - AGENCY CODE)


                           NOTICE OF WITHDRAWAL RIGHT

IN ORDER TO COMPLY WITH THE LAWS ADMINISTERED BY THE SECURITIES AND EXCHANGE COMMISSION, WE ARE SENDING YOU THIS NOTICE. PLEASE READ IT CAREFULLY AND KEEP IT WITH YOUR RECORDS.

YOU HAVE RECENTLY PURCHASED A FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CONTRACT FROM PRUCO LIFE. THE BENEFITS OF THIS CONTRACT DEPEND ON THE INVESTMENT EXPERIENCE OF THE MONEY MARKET, BOND, COMMON STOCK, AGGRESSIVELY MANAGED
FLEXIBLE, CONSERVATIVELY MANAGED FLEXIBLE AND ZERO COUPON BOND SUBACCOUNTS OF PRUCO LIFE'S SINGLE PREMIUM VARIABLE LIFE ACCOUNT. THESE SUBACCOUNTS ARE DESCRIBED IN THE PROSPECTUS THAT WAS GIVEN TO YOU AT THE TIME OF SALE.

YOU HAVE THE RIGHT TO EXAMINE AND CANCEL THIS CONTRACT. UPON ITS RETURN, YOU ARE ENTITLED TO A FULL REFUND OF ALL PREMIUMS PAID. [WHERE STATE LAW PERMITS, THE PRIOR SENTENCE WILL READ: "UPON ITS RETURN, YOU ARE ENTITLED TO A REFUND OF ALL PREMIUS PAID, PLUS OR MINUS ANY CHANGE DUE TO INVESTMENT PERFORMANCE IN THE VALUE OF THE INVESTED PORTIONS OF SUCH PREMIUMS."] THE CANCELLATION DEADLINE IS THE LATEST OF:

     1.   10 DAYS AFTER YOU HAVE RECEIVED THE CONTRACT.
     2.   45 DAYS FROM THE DATE YOU COMPLETED PART 1 OF THE APPLICATION.
     3.   10 DAYS FROM THE DATE OF DELIVERY OF THIS NOTICE.

IN DETERMINING WHETHER OR NOT TO CANCEL YOUR CONTRACT, YOU SHOULD CONSIDER, ALONG WITH OTHER FACTORS SUCH AS THE NEEDS AND OTHER REASONS WHICH MOTIVATED YOU TO PURCHASE THIS CONTRACT, THE PROJECTED COST AND YOUR ABILITY TO MAKE THE SCHEDULED PREMIUM PAYMENTS AS STATED IN YOUR CONTRACT. PLEASE CONSULT AND REVIEW THE PROSPECTUS YOU HAVE RECEIVED. THE PROSPECTUS DESCRIBES THE DEDUCTION FROM PREMIUMS BEFORE AMOUNTS ARE ALLOCATED TO THE SUBACCOUNTS MENTIONED ABOVE. THE DEDUCTION IS FOR STATE AND/OR LOCAL PREMIUM TAXES AND IS EQUAL TO THE EXACT AMOUNT OF ANY SUCH TAXES.

IN ADDITION, THE PROSPECTUS DESCRIBES CERTAIN CHARGES THAT ARE DEDUCTED PERIODICALLY FROM AMOUNTS ALLOCATED TO THE SUBACCOUNTS. THE PROSPECTUS ALSO DESCRIBES CHARGES THAT MAY BE ASSESSED UPON SURRENDER.

IF YOU DECIDE TO CANCEL YOUR CONTRACT, COMPLETE THE ENCLOSED FORM AND RETURN IT ALONG WITH YOUR CONTRACT. THE POSTMARK OF THE RETURNED CONTRACT MUST BE ON OR BEFORE THE DEADLINE DESCRIBED ABOVE.

                                      II-15

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                                                           Exhibit A (11) Cont.

                                  INSTRUCTIONS
                              Please read carefully



If, after reading the enclosed notice, you decide to return your contract for cancellation, you must:

     1. Sign and date the bottom portion of this form.

     2. Mail this notice together with your contract to:

                         Pruco Life Insurance Company
                         Pruco Life Service Office
                         P.O. Box 2925
                         Phoenix, AZ 85062

     3. Make certain that the postmark on the envelope is on or before the latest date permitted for cancellation as described in the enclosed notice.

     4. Check the box at the bottom if you have not yet received your contract when mailing this form.

                         To be Filled Out by Owner

To: Pruco Life

Pursuant to the terms of the notice previously furnished me by Pruco Life, I hereby return the contract numbered below for cancellation and request a refund of all premiums paid by me. I release Pruco Life from any claims in connection with the sale or issuance of this contract, and acknowledge that Pruco Life's only liability is the refund of the premiums paid for the contract. [Where state law permits, this paragraph will read: "Pursuant to the terms of the notice previously furnished me by Pruco Life, I hereby return the contract numbered below for cancellation and request a refund of all premiums paid by me, plus or minus any change due to investment performance in the value of the invested portions of such premiums. I release Pruco Life from any claims in connection with the sale or issuance of this contract, and acknowledge that Pruco Life's only liability is the refund of the premiums paid for the contract, plus or minus any change due to investment performance in the value of the invested portions of such premiums."]


----------------------------            ----------------------------------------
Date                                    Signature of Contract Owner

                                        ----------------------------------------
                                        Contract Number

                                        ----------------------------------------
                                        Name of Insured
                                        (if other than Owner)

------I have not yet received the contract and, should it be received, I will return it to Pruco Life.

                                      II-16